Exhibit 99.1
P.O. Box 25099 ~ Richmond, VA 23260 ~ Phone: (804) 359-9311 ~ Fax: (804) 254-3584
______________________________________________________________________________________________________
P R E S S R E L E A S E

CONTACT:	Universal Corporation Investor Relations	RELEASE:	4:16 p.m. ET
Phone: (804) 359-9311
Fax: (804) 254-3584
Email: investor@universalleaf.com

Universal Corporation Reports Second Quarter Fiscal Year 2027 Results

Richmond, VA November 4, 2026 / BUSINESSWIRE
___________________________________________________________________________________

Universal Corporation (NYSE:UVV) (“Universal” or the “Company”), a global business-to-business agriproducts company, today announced financial results for the quarter ended September 30, 2026.

Preston D. Wigner, Chairman, President, and Chief Executive Officer of Universal, stated, “Our market leadership and century of experience have positioned us well to navigate the current tobacco market dynamics. Our first-half results reflect the slower timing of tobacco shipments due to this delayed oversupply cycle, and we enter the second half of fiscal year 2027 encouraged by the positioning of our tobacco business. Customer commitments are in line with our full-year sales plans, and uncommitted tobacco inventories are within our target range. We forecast shipments to be heavily weighted to the second half of our fiscal year 2027, consistent with our plans and with historical patterns. We also expect uncommitted inventories to reduce further during that period. At the same time, we are seeing emerging customer interest in additional volumes, driven in part by El Niño weather concerns. Together, these factors give us confidence in our outlook for the balance of the fiscal year.”

Mr. Wigner continued, “At Universal Ingredients, we are taking decisive actions to strengthen performance and position the business for long-term growth. We are transforming our platform into a more integrated and aligned organization, a process we expect to continue through our next fiscal year. This will sharpen our commercial focus and support our efforts to improve facility utilization and operating efficiency. While market and cost pressures remain, we are confident in our strategy, and we believe the actions underway will strengthen the business and its contribution to Universal over time.”

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Universal Corporation

Mr. Wigner added, “For more than a century, our success has been built on strong, strategic partnerships with our customers. We are continuing to deepen those relationships by partnering with our customers on initiatives to support the long-term resilience of the leaf tobacco supply chain. Our work in regenerative agriculture, forestry, and supply chain due diligence supports farming communities, advances shared sustainability priorities, and reinforces the strength and sustainability of our business for the future.”

FINANCIAL HIGHLIGHTS
	Three Months Ended September 30,		Change	Six Months Ended September 30,		Change
(in millions of dollars, except per share data)	2026	2025	%	2026	2025	%

Consolidated Results
Sales and other operating revenue	$621.8	$754.2	(18)%	$1,145.6	$1,347.9	(15)%
Cost of goods sold	$514.3	$614.3	(16)%	$955.0	$1,094.0	(13)%
Gross profit margin percentage	17.3%	18.5%	-120 bps	16.6%	18.8%	-220 bps
Selling, general and administrative expenses	$67.6	$72.2	(6)%	$148.4	$151.4	(2)%
Restructuring and impairment (income) costs	$(2.7)	$—	100%	$(2.7)	$1.1	(341)%
Operating income	$42.6	$67.6	(37)%	$44.9	$101.5	(56)%
Adjusted operating income (non-GAAP)*	$39.9	$67.6	(41)%	$42.2	$102.6	(59)%
Net income (loss) attributable to Universal Corporation	$12.6	$34.2	(63)%	$7.6	$42.7	(82)%
Adjusted net income (loss) attributable to Universal Corporation (non-GAAP)*	$9.9	$34.2	(71)%	$4.9	$43.8	(89)%
Diluted earnings (loss) per share	$0.50	$1.36	(63)%	$0.30	$1.70	(82)%
Adjusted diluted earnings (loss) per share (non-GAAP)*	$0.39	$1.36	(71)%	$0.19	$1.74	(89)%
Segment Results
Tobacco operations sales and other operating revenues	$534.3	$659.4	(19)%	$971.5	$1,164.1	(17)%
Tobacco operations operating income	$43.9	$65.2	(33)%	$47.4	$100.9	(53)%
Ingredients operations sales and other operating revenues	$87.5	$94.8	(8)%	$174.2	$183.8	(5)%
Ingredients operations operating income (loss)	$(2.1)	$(0.2)	(1196)%	$(2.7)	$1.5	(278)%
*See Reconciliation of Certain Non-GAAP Financial Measures in Other Items below

First Half Fiscal 2027 Highlights

Consolidated Results
•Revenue down $202.3 million, or 15%, to $1.1 billion, on lower tobacco sales volumes reflecting the delayed tobacco market cycle this fiscal year.
•Operating income down $56.5 million, or 56%, to $44.9 million from lower sales volumes in the Tobacco Operations segment and continued challenging market conditions and high fixed costs in the Ingredients Operations segment.

Tobacco Operations Segment
•Revenue down $192.7 million, or 17%, on lower tobacco sales volumes due to the delayed tobacco market cycle.
•Segment operating income down $53.5 million, largely on lower sales volumes.
•Tobacco sales volumes down 18% on lower consolidated sales of tobacco.
•Tobacco sales prices flat as product mix offset lower green tobacco prices.
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Universal Corporation

•Tobacco Operations segment results reflected:
•Slower green tobacco buying and customer commitments and a slower start to processing and shipping of tobacco due to oversupply conditions, particularly for flue-cured and burley tobacco; and
•Lower shipments out of Africa and Brazil due to later customer commitments and delivery of shipping instructions.
•Uncommitted tobacco inventory levels at 19% as of September 30, 2026, were within our target range.
•Tobacco shipments are forecasted to be heavily weighted to the second half of fiscal year 2027 and to follow historical shipping patterns.

Ingredients Operations Segment
•Revenue down $9.7 million, as sales were negatively impacted by tight apple supplies and high raw material costs, partially offset by higher vanilla extract sales.
•Operating income down $4.3 million on product mix and increased raw material and production costs, partially offset by lower inventory write-downs.
•Market challenges included persistent weakness in the consumer-packaged-goods industry, raw material supply constraints, particularly tight apple markets in the Pacific Northwest, inflationary pressures, and high raw material costs.

Select Balance Sheet Items, Liquidity, and Debt
•Total debt and net debt (non-GAAP) up $38.5 million and $82.3 million, respectively, at September 30, 2026, compared to September 30, 2025, reflecting lower tobacco sales volumes due to the delayed tobacco market cycle.
•Interest expense down $3.3 million in the six months ended September 30, 2026, compared to the six months ended September 30, 2025, on mix of borrowing sources.
•Approximately $945 million of available liquidity, consisting of cash and committed and uncommitted credit lines, as of September 30, 2026.

Additional Items
•Insurance recovery of $4 million, related to the previously disclosed Mozambique matter, in the quarter ended September 30, 2026.
•Restructuring income of $2.7 million in the six months ended September 30, 2026, on the sale of a previously closed manufacturing facility. Restructuring and impairment costs of $1.1 million in the six months ended September 30, 2025.
•Higher consolidated effective tax rate of 34% due to the impact of certain withholdings on dividends from foreign subsidiaries and the mix of domestic and foreign earnings, as well as the expiration of the Mozambique tax holiday in fiscal year 2026.

Second Quarter Fiscal 2027 Highlights

Consolidated Results
•Revenue down $132.3 million, or 18%, to $621.8 million, on lower tobacco sales volumes, due to the delayed tobacco market cycle.
•Operating income down $25.0 million, or 37%, to $42.6 million on lower tobacco sales volumes in the Tobacco Operations segment and continued challenging market conditions and high fixed costs in the Ingredients Operations segment.

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Universal Corporation

Tobacco Operations Segment
•Revenue down $125.1 million, on lower tobacco sales volumes, reflecting the delayed tobacco market cycle.
•Tobacco sales volumes down, about 23%, on lower consolidated sales of tobacco.
•Tobacco sales prices up, about 3%, on product mix.
•Segment operating income down $21.3 million on lower tobacco sales volumes.
•Tobacco Operations segment results reflected lower shipments out of Africa and Brazil due to later customer commitments and delivery of shipping instructions, partially offset by some earlier shipments from Asia and a $4 million insurance recovery.

Ingredients Operations Segment
•Revenue down $7.3 million on tight apple supplies and high raw material costs.
•Lower operating income reflected higher raw material costs partially offset by lower inventory write-downs.

Additional Items
•Insurance recovery of $4 million, related to the previously disclosed Mozambique matter, in the quarter ended September 30, 2026.
•Restructuring income of $2.7 million for the sale of previously closed manufacturing facility in the quarter ended September 30, 2026.
•Higher consolidated effective tax rate of 35% due to various factors, including the mix and timing of domestic and foreign earnings, as well as the expiration of the Mozambique tax holiday in fiscal year 2026.

Sustainability Update

Universal continues to deepen its collaboration with customers on the sustainability priorities shaping the leaf tobacco supply chain, empowering our teams on the ground to deliver projects that are impactful to farming communities. At the center of this work is our commitment to supporting the growing customer momentum behind regenerative agriculture, which improves soil health, helps farmers stay resilient through periods of climate variability such as El Niño, and mitigates environmental impact. Practices underway include expanding cover crops in multiple origins and turning tobacco waste into compost to enrich the soil. Healthy soil goes hand in hand with healthy forests. Our forestry programs, which planted more than 13.5 million trees in fiscal year 2026, paired with our efficient curing barns and sustainable fuel programs, are reducing wood use in support of our no-deforestation commitment. Just as important as caring for the land is supporting the people who work it. We remain committed to strengthening supply chain due diligence through clear governance, training for field technicians and farmers, and traceability of our leaf. We will continue to build on this work in close partnership with our customers. Universal will further detail our significant supply chain activities when we publish our fiscal year 2026 Sustainability Report in early December.

Other Items

Reconciliation of Certain Non-GAAP Financial Measures
Adjusted operating income (loss), adjusted net income (loss) attributable to Universal Corporation, adjusted diluted earnings (loss) per share, and the total for segment operating income (loss) are non-GAAP financial measures. These measures are not financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) and should not be considered as substitutes for operating income (loss), net income (loss) attributable to Universal Corporation, diluted earnings (loss) per share, cash from operating activities or any other operating or financial performance measure calculated in accordance with GAAP, and may not be comparable to similarly-titled measures reported by other companies. Reconciliations of adjusted operating income (loss) to consolidated operating (income), adjusted net income (loss) attributable to Universal
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Universal Corporation

Corporation to consolidated net income (loss) attributable to Universal Corporation and adjusted diluted earnings (loss) per share to diluted earnings (loss) per share are provided below. In addition, a reconciliation of the total for segment operating income (loss) to consolidated operating income (loss) is provided in Note 3. “Segment Information” to the consolidated financial statements. Management evaluates the consolidated Company and segment performance excluding certain significant charges or credits. Management believes these non-GAAP financial measures, which exclude items that it believes are not indicative of its core operating results, can provide investors with important information that is useful in understanding its business results and trends.

Net debt, net capitalization, and net debt to net capitalization ratio are also non-GAAP financial measures. These measures are not financial measures calculated in accordance with GAAP and should not be considered substitutes for total debt, total capitalization, total debt to total capitalization ratio, or any other operating or financial performance measures calculated in accordance with GAAP, and may not be comparable to similarly-titled measures reported by other companies. Reconciliations of net debt to total debt and net capitalization to total capitalization are provided below. Management believes these non-GAAP measures are meaningful indicators of liquidity and financial position.

The following tables set forth certain non-recurring items included in reported results to reconcile adjusted operating income to consolidated operating income and adjusted net income (loss) attributable to Universal Corporation to net income (loss) attributable to Universal Corporation:

Adjusted Operating Income Reconciliation
	Three Months Ended September 30,		Six Months Ended September 30,
(in thousands)	2026	2025	2026	2025
As Reported: Consolidated operating income	$42,645	$67,649	$44,941	$101,462
Restructuring and impairment (income) costs(1)	(2,708)	—	(2,708)	1,122
As Adjusted operating income (non-GAAP)	$39,937	$67,649	$42,233	$102,584

Adjusted Net Income (Loss) Attributable to Universal Corporation and Adjusted Diluted Earnings (Loss) Per Share Reconciliation

(in thousands except for per share amounts)	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
As Reported: Net income (loss) attributable to Universal Corporation	$12,582	$34,169	$7,566	$42,666
Restructuring and impairment (income) costs(1)	(2,708)	—	(2,708)	1,122
Total of non-GAAP adjustments to income (loss) before income taxes	(2,708)	—	(2,708)	1,122
Non-GAAP adjustments to income taxes
Income tax benefit from restructuring and impairment (income) costs(1)(2)	—	—	—	(35)
Total of income tax impacts for non-GAAP adjustments to income (loss) before income taxes	—	—	—	(35)
As adjusted: Net income (loss) attributable to Universal Corporation (non-GAAP)	$9,874	$34,169	$4,858	$43,753
As reported: Diluted earnings (loss) per share	$0.50	$1.36	$0.30	$1.70
As adjusted: Diluted earnings (loss) per share (non-GAAP)	$0.39	$1.36	$0.19	$1.74

(1)    Restructuring and impairment costs are included in Consolidated operating income in the consolidated statements of income, but excluded for purposes of Adjusted operating income, Adjusted net income (loss) attributable to Universal Corporation, and Adjusted diluted earnings (loss) per share.
(2)    The income tax effect of non-GAAP adjustments was determined based on the timing and nature of the specific non-GAAP adjustments and their relevant jurisdictional income tax rates (foreign, state, and local) and the applicable U.S. federal income tax rates. The Company considers current and deferred income tax rates to calculate the impact to income taxes for the non-GAAP adjustments.

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Universal Corporation

The following table reconciles total debt to net debt and net capitalization:

Net Debt and Net Capitalization Reconciliation
	September 30,	September 30,	March 31,
(in thousands)	2026	2025	2026
Add: Notes payable and overdrafts	$579,287	$539,583	$287,564
Add: Long-term obligations	617,011	618,196	616,727
Add: Current portion of long-term obligations	—	—	—
Total Debt	1,196,298	1,157,779	904,291
Add: Customer advances and deposits	4,937	2,782	3,376
Less: Cash and cash equivalents	47,021	88,652	62,178
Net Debt (non-GAAP)	$1,154,214	$1,071,909	$845,489
Add: Total Universal Corporation shareholders' equity	1,389,394	1,469,982	1,415,400
Net Capitalization (non-GAAP)	$2,543,608	$2,541,891	$2,260,889

Net Debt/Net Capitalization (non-GAAP)	45%	42%	37%

Investor Conference Call

At 10:00 a.m. (Eastern Time) on November 5, 2026, the Company will host a conference call to discuss these results. Those wishing to listen to the call may do so by visiting www.universalcorp.com at that time. A replay of the webcast will be available at that site through February 5, 2027.

About Universal Corporation

Universal Corporation (NYSE:UVV) is a global agricultural company with over 100 years of experience supplying products and innovative solutions to meet our customers’ evolving needs and precise specifications. Through our diverse network of farmers and partners across more than 30 countries on five continents, we are a trusted provider of high-quality, traceable products. We leverage our extensive supply chain expertise, global reach, integrated processing capabilities, and commitment to sustainability to provide a range of products and services designed to drive efficiency and deliver value to our customers. For more information, visit www.universalcorp.com.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Among other things, these statements include statements made in Mr. Wigner’s quotations, statements regarding expectations with respect to our fiscal year 2027 performance, our strategic plans, ingredients business, tobacco business, including expectations with respect to size, shipments and sales and purchases of tobacco crops. These forward-looking statements are generally identified by the use of words such as we “expect,” “believe,” “anticipate,” “could,” “should,” “may,” “plan,” “will,” “predict,” “estimate,” “forecast,” and similar expressions or words of similar import. These forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results, performance, or achievements to be materially different from any anticipated results, prospects, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: product purchased not meeting quality and quantity requirements; reliance on a few large customers; anticipated levels of
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Universal Corporation

demand for and supply of our products and services; shipment timing; tobacco growing conditions and customer requirements; major shifts in customer requirements for leaf tobacco; higher inflation rates, tariffs and other pressures on costs; weather and other conditions; exposure to certain legal, regulatory and financial risks related to climate change; industry-specific risks related to our plant-based ingredients businesses; disruption of our supply chain for our plant-based ingredients; success in pursuing strategic investments or acquisitions and integration of new businesses and the impact of these new businesses on future results; our ability to maintain effective information technology systems and safeguard confidential information; our inability to attract, develop, retain, motivate, and maintain good relationships with our workforce; our dependence on a seasonal workforce; epidemics, pandemics or similar widespread public health concerns; government efforts to regulate the production and consumption of tobacco products; government actions on the sourcing of leaf tobacco; economic and political conditions in the countries in which we and our customers operate, including the ongoing impacts from international conflicts; sustainability considerations from governments and other stakeholders; changes in tax laws in the countries where we do business; failure of our customers or suppliers to repay extensions of credit; changes in exchange rates; changes in interest rates; and low investment performance by our defined benefit pension plan assets and changes in pension plan valuation assumptions. Please also refer to the risks and uncertainties as discussed in Part I, Item 1A. “Risk Factors” of Universal’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, and related disclosures in other filings that Universal files with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all of the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. Universal cautions investors not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made, and it undertakes no obligation to update any forward-looking statements made, except as required by law.

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Universal Corporation

UNIVERSAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands of dollars, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Sales and other operating revenues	$621,845	$754,177	$1,145,624	$1,347,939
Costs and expenses
Cost of goods sold	514,320	614,347	955,011	1,093,982
Selling, general and administrative expenses	67,588	72,181	148,380	151,373
Restructuring and impairment (income) costs	(2,708)	—	(2,708)	1,122
Operating income	42,645	67,649	44,941	101,462
Equity in pretax earnings (loss) of unconsolidated affiliates	1,925	(2,561)	2,435	(126)
Other non-operating income (expense)	91	582	182	1,168
Interest income	343	778	1,084	1,425
Interest expense	18,389	20,438	34,896	38,215
Income (loss) before income taxes and other items	26,615	46,010	13,746	65,714
Income taxes	9,236	11,207	4,717	16,544
Net income (loss)	17,379	34,803	9,029	49,170
Less: net (income) loss attributable to noncontrolling interests in subsidiaries	(4,797)	(634)	(1,463)	(6,504)
Net income (loss) attributable to Universal Corporation	$12,582	$34,169	$7,566	$42,666

Earnings per share:
Basic	$0.50	$1.36	$0.30	$1.71
Diluted	$0.50	$1.36	$0.30	$1.70

See accompanying notes.

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Universal Corporation

UNIVERSAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)

	September 30,	September 30,	March 31,
	2026	2025	2026
	(Unaudited)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$47,021	$88,652	$62,178
Accounts receivable, net	435,708	445,257	563,864
Advances to suppliers, net	101,770	121,569	177,222
Accounts receivable—unconsolidated affiliates	96,503	114,071	12,300
Inventories—at lower of cost or net realizable value:
Tobacco	1,186,662	1,138,630	832,360
Other	229,334	222,505	203,537
Prepaid income taxes	35,299	23,066	22,958
Other current assets	78,878	85,928	97,278
Total current assets	2,211,175	2,239,678	1,971,697

Property, plant and equipment
Land	25,638	26,285	26,249
Buildings	330,281	335,300	333,416
Machinery and equipment	781,235	746,284	759,654
	1,137,154	1,107,869	1,119,319
Less accumulated depreciation	(754,948)	(735,473)	(746,365)
	382,206	372,396	372,954
Other assets
Operating lease right-of-use assets	37,559	37,319	37,272
Goodwill, net	172,648	213,815	172,695
Other intangibles, net	44,565	52,650	48,604
Investments in unconsolidated affiliates	82,587	84,526	82,287
Deferred income taxes	22,298	18,238	15,636
Pension asset	16,450	13,393	16,542
Other noncurrent assets	60,973	38,424	49,080
	437,080	458,365	422,116

Total assets	$3,030,461	$3,070,439	$2,766,767

See accompanying notes.

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Universal Corporation

UNIVERSAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)

	September 30,	September 30,	March 31,
	2026	2025	2026
	(Unaudited)	(Unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable and overdrafts	$579,287	$539,583	$287,564
Accounts payable	100,462	99,599	90,139
Accounts payable—unconsolidated affiliates	182	299	510
Customer advances and deposits	4,937	2,782	3,376
Accrued compensation	31,603	30,776	33,234
Income taxes payable	10,624	14,573	17,643
Current portion of operating lease liabilities	11,405	11,809	11,172
Accrued expenses and other current liabilities	130,701	129,210	120,603
Total current liabilities	869,201	828,631	564,241

Long-term debt	617,011	618,196	616,727
Pensions and other postretirement benefits	36,434	36,490	35,471
Long-term operating lease liabilities	24,193	23,584	24,359
Other long-term liabilities	24,288	26,228	24,925
Deferred income taxes	35,363	33,160	39,920
Total liabilities	1,606,490	1,566,289	1,305,643

Shareholders’ equity
Universal Corporation:
Preferred stock:
Series A Junior Participating Preferred Stock, no par value, 500,000 shares authorized, none issued or outstanding	—	—	—
Common stock, no par value, 100,000,000 shares authorized 24,919,133 shares issued and outstanding at September 30, 2026 (24,913,747 at September 30, 2025 and 24,923,496 at March 31, 2026)	354,499	352,909	351,523
Retained earnings	1,099,061	1,188,283	1,136,989
Accumulated other comprehensive loss	(64,166)	(71,210)	(73,112)
Total Universal Corporation shareholders' equity	1,389,394	1,469,982	1,415,400
Noncontrolling interests in subsidiaries	34,577	34,168	45,724
Total shareholders' equity	1,423,971	1,504,150	1,461,124

Total liabilities and shareholders' equity	$3,030,461	$3,070,439	$2,766,767

See accompanying notes.

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Universal Corporation

UNIVERSAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of dollars)

	Six Months Ended September 30,
	2026	2025
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$9,029	$49,170
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation and amortization	25,728	27,198
Net provision for losses (recoveries) on advances to suppliers	626	(2,810)
Inventory writedowns	13,351	9,780
Stock-based compensation expense	6,675	8,481
Foreign currency remeasurement (gain) loss, net	8,212	1,195
Foreign currency exchange contracts	(990)	(2,531)
Deferred income taxes	(15,187)	(9,726)
Equity in net loss (income) of unconsolidated affiliates, net of dividends	(1,941)	991
Restructuring and impairment costs	—	1,122
Restructuring payments	(14)	(2,774)
Other, net	(1,107)	37
Changes in operating assets and liabilities, net:	(258,164)	(252,491)
Net cash used by operating activities	(213,782)	(172,358)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(35,563)	(21,099)
Proceeds from sale of property, plant and equipment	6,334	881
Net cash used by investing activities	(29,229)	(20,218)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of short-term debt, net	289,396	82,781
Dividends paid to noncontrolling interests	(12,434)	(14,063)
Repurchase of common stock	(5,000)	—
Dividends paid on common stock	(41,116)	(40,426)
Other	(2,828)	(7,727)
Net cash provided by financing activities	228,018	20,565

Effect of exchange rate changes on cash, restricted cash and cash equivalents	(164)	548
Net increase (decrease) in cash, restricted cash and cash equivalents	(15,157)	(171,463)
Cash, restricted cash and cash equivalents at beginning of year	62,178	260,115

Cash, restricted cash and cash equivalents at end of period	$47,021	$88,652
See accompanying notes.
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Universal Corporation

NOTE 1. BASIS OF PRESENTATION

Universal Corporation, which together with its subsidiaries is referred to herein as “Universal” or the “Company,” is a global business-to-business agri-products supplier to consumer product manufacturers. The Company is the leading global leaf tobacco supplier and provides high-quality plant-based ingredients to food and beverage end markets. Because of the seasonal nature of the Company’s business, the results of operations for any fiscal quarter will not necessarily be indicative of results to be expected for other quarters or a full fiscal year. All adjustments necessary to state fairly the results for the period have been included and were of a normal recurring nature. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026.

NOTE 2.   EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share:

	Three Months Ended September 30,		Six Months Ended September 30,
(in thousands, except share and per share data)	2026	2025	2026	2025

Basic Earnings (Loss) Per Share
Numerator for basic earnings (loss) per share
Net income (loss) attributable to Universal Corporation	$12,582	$34,169	$7,566	$42,666

Denominator for basic earnings (loss) per share
Weighted average shares outstanding	25,059,394	25,035,110	25,070,359	25,017,765

Basic earnings (loss) per share	$0.50	$1.36	$0.30	$1.71

Diluted Earnings (Loss) Per Share
Numerator for diluted earnings (loss) per share
Net income (loss) attributable to Universal Corporation	$12,582	$34,169	$7,566	$42,666

Denominator for diluted earnings (loss) per share:
Weighted average shares outstanding	25,059,394	25,035,110	25,070,359	25,017,765
Effect of dilutive securities
Employee and outside director share-based awards	174,078	143,436	182,702	137,862
Denominator for diluted earnings (loss) per share	25,233,472	25,178,546	25,253,061	25,155,627

Diluted earnings (loss) per share	$0.50	$1.36	$0.30	$1.70

NOTE 3. SEGMENT INFORMATION

Management regularly evaluates the Company’s global business activities, including product and service offerings to its customers, as well as senior management’s operational and financial responsibilities. Assessments include an analysis of how its Chief Operating Decision Maker (“CODM”) measures business performance and allocates resources. As a result of this analysis, senior management has determined the Company conducts operations across two reportable operating segments, Tobacco Operations and Ingredients Operations.
The Tobacco Operations segment activities involve contracting, procuring, processing, packing, storing, and shipping leaf tobacco for sale to, or for the account of, manufacturers of consumer tobacco products throughout the world. Through various operating subsidiaries located in tobacco-growing countries around the world and significant ownership interests in unconsolidated affiliates, the Company processes and/or sells flue-cured and burley tobaccos, dark air-cured tobaccos, and oriental tobaccos. Flue-cured, burley, and oriental tobaccos are used principally in the manufacture of cigarettes, and dark air-cured tobaccos are used mainly in the manufacture of cigars, pipe tobacco, and smokeless tobacco products. Some of these tobacco types are also used in the manufacture of next generation tobacco products that are intended to provide consumers with
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Universal Corporation

an alternative to traditional combustible products. The Tobacco Operations segment also provides physical and chemical product testing for tobacco customers. A substantial portion of the Company’s Tobacco Operations’ revenues are derived from sales to a limited number of large, multinational cigarette and cigar manufacturers.
The Ingredients Operations segment provides its customers with a broad variety of plant-based ingredients for both human and pet consumption. The Ingredients Operations segment utilizes a variety of value-added manufacturing processes converting raw materials into a wide spectrum of fruit and vegetable juices, concentrates, dehydrated products, botanical extracts, and flavorings. Customers for the Ingredients Operations segment include large multinational food and beverage companies, smaller independent manufacturers, and retail organizations. FruitSmart, Inc. (“FruitSmart”), Silva International, Inc. (“Silva”), and Shank’s Extracts, LLC d/b/a Universal Ingredients–Shank’s (“Universal Ingredients–Shank’s”) are the primary operations for the Ingredients Operations segment. FruitSmart supplies a broad set of juices, concentrates, pomaces, purees, fruit fibers, seeds, seed powders, and other value-added products to food, beverage, and flavor companies throughout the United States and internationally. Silva procures dehydrated vegetables, fruits, and herbs from around the world and specializes in processing natural materials into custom designed dehydrated vegetable and fruit-based ingredients for a variety of end products. Universal Ingredients–Shank’s offers a diversified portfolio of botanical extracts, distillates, natural flavors, and color for industrial and private label customers worldwide, and is known for its significant vanilla expertise. Universal Ingredients–Shank’s is also equipped to offer customers custom bottling and packaging for their products.
Universal incurs corporate overhead expenses related to senior management, sales, finance, legal, and other functions that are centralized at its corporate headquarters, as well as functions performed at several sales and administrative offices around the world. These overhead expenses are currently allocated to the reportable operating segments, generally on the basis of projected annual financial and operational performance, including volumes planned to be purchased and/or processed. Management believes this method of allocation is currently representative of the value of the related services provided to the operating segments. The CODM, which has been identified as a group comprised of the Company’s Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, currently evaluates the performance of the operating segments based on operating income after allocated overhead expenses, plus equity in the pretax earnings of unconsolidated affiliates (“Segment Operating Income”). The CODM also uses Segment Operating Income for planning, forecasting, and allocating capital and other resources to the operating segments.
Reportable segment data as of, or for, each period presented in the consolidated statements of income and comprehensive income, the consolidated balance sheets, and the consolidated statements of cash flows is as follows:

	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
	Tobacco Operations	Ingredients Operations	Consolidated	Tobacco Operations	Ingredients Operations	Consolidated
Sales and other operating revenues	$534,341	$87,504	$621,845	$659,423	$94,754	$754,177
Cost of goods sold	(438,244)	(76,076)	(514,320)	(534,668)	(79,679)	(614,347)
Selling, general and administrative expenses	(36,969)	(10,925)	(47,894)	(40,057)	(12,041)	(52,098)
Corporate overhead allocated to the segments	(17,117)	(2,577)	(19,694)	(16,889)	(3,194)	(20,083)
Equity in pretax earnings (loss) of unconsolidated affiliates (1)	1,925	—	1,925	(2,561)	—	(2,561)
Segment operating income (loss)	43,936	(2,074)	41,862	65,248	(160)	65,088
Deduct: Equity in pretax (earnings) loss of unconsolidated affiliates (1)			(1,925)			2,561
Restructuring and impairment (income) costs (2)			2,708			—
Consolidated total			$42,645			$67,649

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Universal Corporation

	Six Months Ended September 30, 2026			Six Months Ended September 30, 2025
	Tobacco Operations	Ingredients Operations	Consolidated	Tobacco Operations	Ingredients Operations	Consolidated
Sales and other operating revenues	$971,469	$174,155	$1,145,624	$1,164,119	$183,820	$1,347,939
Cost of goods sold	(805,331)	(149,680)	(955,011)	(942,535)	(151,447)	(1,093,982)
Selling, general and administrative expenses	(83,033)	(21,446)	(104,479)	(84,811)	(24,078)	(108,889)
Corporate overhead allocated to the segments	(38,138)	(5,763)	(43,901)	(35,729)	(6,755)	(42,484)
Equity in pretax earnings (loss) of unconsolidated affiliates(1)	2,435	—	2,435	(126)	—	(126)
Segment operating income (loss)	47,402	(2,734)	44,668	100,918	1,540	102,458
Deduct: Equity in pretax (earnings) loss of unconsolidated affiliates(1)			(2,435)			126
Restructuring and impairment (income) costs (2)			2,708			(1,122)
Consolidated operating income			$44,941			$101,462

(1)Equity in pretax earnings (loss) of unconsolidated affiliates is included in segment operating income (Tobacco Operations), but is reported below consolidated operating income and excluded from that total in the consolidated statements of income and comprehensive income.
(2)Restructuring and impairment (income) costs are excluded from segment operating income (loss), but are included in consolidated operating income in the consolidated statements of income and comprehensive income.

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